Exhibit 99.2

MANITEX INTERNATIONAL, INC.

(NASD A Q : M N T X )

Second Quarter 2017 Investor Update Teleconference: August 3, 2017

FO R WA R D—LO O K I N G S TAT E M E N T

& N O N—G A A P M E A S U R E S

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NASDAQ : MNTX 2

Q2 2017 Summary

Net revenue of $51.6 million is up 29.5% on a sequential quarter basis Production levels are increasing in Q2 as supply chain has ramped up to meet demand requirements Adjusted operating income of $2.3 million has doubled from $1.1 million on a sequential quarter basis Debt reductions of $49.7 million occurred in Q2 -2017? EBITDA Margin expectation of 10% or greater in recovery Backlog as of June 30, 2017 is $47.6 million, up 52.1% from December 31, 2016? Book to bill ratio was 0.93:1 in Q2 2017? Cost reductions of $2.9 million achieved in Q2 -2017

3

C o n t i n u i n g O p e r a t i o n s A d j . R e s u l t s K e y F i g u re s *

$39,842 USD thousands % change in 2017 to prior period Adjusted Gross profit Gross margin % 29.5% 9,663 24.3% Adjusted Net Income (loss) 975 (84) 258 Adjusted Earnings (loss) per share $0.06 ($0.01) $0.02 Adjusted Ebitda 3,471 1,705 2,539 Adjusted Ebitda % of Sales 6.7% 3.5% 6.4%

Working capital 32,446 34,652 30,886 Backlog 47,554 27,329 51,237 % change in 2016 to prior period 74.0% (7.2)% NASDAQ : MNTX 4

Adjusted Continuing Operations Operating Performance



$m			Q2-2017
Q2-2016 sales			$48.7
Volume / mix			2.9
Q2-2017 sales			$51.6

$m			Q2-2017
Q2-2016 Adjusted net loss attributable to shareholders			$(0.1)
Margin impact of increased volume			0.6
Margin impact of increased margin %			1.0
Operating expenses			0.8
Interest expense			0.5
Forex & minority share			0.2
Income tax			(2.0)
Q2-2017 Adjusted net income from continuing attributable to shareholders			$1.0

NASDAQ : MNTX 5

Working Capital

$000 June 30, December 31, 2017 2016

Working Capital $32,446 $31,446

Days sales outstanding (DSO) 78 76

Days payable outstanding (DPO) 96 106

Inventory turns 2.6 2.1

Current ratio (CR) 1.4 1.4

Operating working capital $64,872 $57,743

Operating working capital % of annualized last quarters 31.4% 35.6% sales (LQS)

Increase in operating working capital as production ramps up to meet demand generated by higher backlog.

CR would be 1.9 at both June 30, 2017 and at December 31, 2016 adjusting for PM working capital facilities of $21.9m at June 30, 2017 and $18.2m at December 31, 2016 that are transactional and therefore current (vs US credit facilities)

D e b t Ta b le—U p d a t e Q 2 2 0 1 7

USD millions PM/Valla Increase / (Non-Recourse)

Manitex Total (decrease) in Q2 2017

Working capital borrowings 24.2 13.2 37.4 (5.8)

Bank term debt 28.3 — 28.3 0.1

Capital leases - 6.6 6.6 0.4

Convertible notes - 21.4 21.4 0.0

Other notes - 0.2 0.2 (1.7)

Total $52.5 $41.4 $93.9 (7.0)

Debt issuance costs (0.8) 0.0

Total debt per balance sheet $93.1 (7.0)

Cash on hand $3.6 $(0.1)

Net debt $89.5 $(6.9)

NASDAQ : MNTX 7

D e b t a n d L i q u i d i t y

Absolute net debt (on a non-restated basis) is down $49.7 million from $139.2 million at March 31, 2017 to $89.5 million at June 30, 2017 Goal of further debt reduction in 2017 Adjusted EBITDA for Q2-2017 of $ 3.5 million Our TTM results continue to be negatively impacted by the weak Q3 and Q4 2016 figures.

NASDAQ : MNTX 8

Appendix-Reco nciliations

Reconciliation of GAAP Net Income (loss) From Continuing Operations Attributable to Shareholders of Manitex International to Adjusted Net Income (loss) From continuing operations Attributable to Shareholders of Manitex International (in thousands) Reconciliation of GAAP Operating Income From Continuing Operations to Adjusted EBITDA (in thousands) NASDAQ : MNTX Three Months Ended Six Months Ended June 30, June 30, June 30, June 30, 2017 2016 2017 2016

Net (Loss) Income from continuing operations attributable to shareholders ($1,365) ($2,512) ($4,913) ($5,416) Adjustments related to normalized margin, trade show, restructuring, and other 2,340 2,428 6,146 3,254 expenses Adjusted Net Income (Loss) from continuing operations attributable to shareholders 975 (84) 1,233 (2,162) Weighted diluted shares outstanding 16,553,667 16,125,788 16,512,061 16,115,695 Diluted (loss) per share attributable to shareholders as reported ($0.08) ($0.16) ($0.30) ($0.34) Total EPS effect $0.14 $0.15 $0.37 $0.20 Adjusted diluted income (loss) per share attributable to shareholders $0.06 ($0.01) $0.07 ($0.13) Three Months Ended Six Months Ended June 30, 2017 June 30, 2016 June 30, 2017 June 30, 2016 Operating income (loss) $176 ($1,528) ($2,485) ($426) Adjustments related to normalized margin, trade 2,084 1,434 5,807 1,744 show and restructuring, and other expenses Adjusted operating income (loss) 2,260 (94) 3,322 1,318 Depreciation and amortization 1,211 1,799 2,688 3,593 Adjusted EBITDA $3,471 $1,705 $6,010 $4,911 Adjusted EBITDA % to sales 6.7% 3.5% 6.6% 4.7% 9

APPENDIX—Adjus t m e n t f o r N o r m a l i z e d A b s o r p t i o n L e v e l s , Tr a d e S h o w a n d O t h e r E x p e n s e s

Three Months Ended Six Months Ended June 30, 2017 June 30, 2017 June 30, 2017 June 30, 2017 Normalized plant absorption levels $1,687 $0.10 $3,848 $0.23 Trade show expenses (tri-annual only) $0 $0.00 $1,106 $0.07 Restructuring fees $301 $0.02 $574 $0.03 Share-based compensation $96 $0.01 $279 $0.02 Foreign exchange $256 $0.01 $339 $0.02 Total $2,340 $0.14 $6,146 $0.37 Three Months Ended Six Months Ended June 30, 2016 June 30, 2016 June 30, 2016 June 30, 2016 Write off deferred finance costs $1,439 $0.09 $1,439 $0.09 Normalized plant absorption levels $814 $0.05 $814 $0.05 Restructuring fees $339 $0.02 $364 $0.02 Share-based compensation $281 $0.02 $566 $0.04 Write off goodwill $275 $0.02 $275 $0.02 Foreign exchange $200 $0.01 $716 $0.04 Contingent liability adjustment ($920) ($0.06) ($920) ($0.06) Total $2,428 $0.15 $3,254 $0.20

NASDAQ : MNTX 10

MANITEX INTERNATIONAL, INC.

(NASD A Q : M N T X )

Second Quarter 2017 Investor Update Teleconference: August 3, 2017